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                                                                    EXHIBIT 10.1


                             MODIFICATION AGREEMENT

        THIS MODIFICATION AGREEMENT made as of the _____ day of October, 2000 by and among ESAT, INC., a Nevada corporation (the "Company"), and WENTWORTH LLC, a Cayman Islands limited liability company ("Investor ").

                              W I T N E S S E T H:

        WHEREAS, the parties hereto have previously executed and delivered the Transaction Documents, as more particularly defined in the Private Equity Credit Agreement (the "Agreement") dated as of August 9, 2000 (a copy of which has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Form 10-Q dated August 14, 2000); and

        WHEREAS, the Company wishes to deliver a Put Notice in the principal amount of $2,000,000, a copy of which is annexed hereto, which amount would be substantially in excess of the Maximum Put Amount as defined in the Private Equity Credit Agreement; and

        WHEREAS, the Investor has agreed to accept such Put Notice.

        NOW , THEREFORE, it is agreed by and between the parties as follows:

        1. Solely for the purpose of the Put Notice attached hereto:

                    (i) The "Maximum Put Amount" is hereby amended to read "$2,000,000".

                    (ii) "Discount" shall mean 15%.

                    (iii) "Market Price" on any given date shall mean the average of the closing bid prices for the five (5) Trading Days immediately preceding a Call Date as determined, from time to time by the Investor, but prior to the Closing Date.

                    (iv) "Call Date" shall mean the Trading Date on which Investor is deemed to have delivered a Call Notice to the Company. The date of delivery of a Call Notice to the Company


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shall be determined in the same manner as for Put Notices under Section 2.2(b)
of the Agreement.

                    (v) "Call Notice" shall mean a written notice, substantially in the form of Exhibit ___ hereto, to the Company from the Investor in which Investor determines (based on the Market Price set forth in Section 1 (iii) above) the number of shares of Common Stock the Company is required to deliver to the Investor. Investor may deliver one or more Call Notices to the Company for an aggregate of not more than $2,000,000 of Company Common Stock.

                    (vi) "Closing Date" shall mean with respect to a Call Notice, two (2) business days following the Call Notice on which the Company shall deliver , either via the DTC FAST Program or otherwise, the number of shares of Common Stock set forth in the Call Notice.

                    (vii) Section 2.3 of the Agreement is amended to read as follows: "The Company acknowledges that the Investor has delivered the Investment Amount specified in the Put Notice, simultaneous with the execution of this Modification Agreement."

                    (viii) Section 2.4 of the Agreement is amended to read as follows: "The Company agrees to issue to Investor on each Closing Date, transferable divisible warrants (the "Warrants"), to purchase shares of Common Stock equal to 15% of the number of Shares delivered under the relevant Call Notice. Such Warrants (substantially in the form of Exhibit ____), shall bear an exercise price per share of Common Stock equal to 125% of the Market Price with respect to such relevant Put, and shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter, together with cashless exercise and registration rights under the Registration Rights Agreement. The Company shall , within sixty (60) days from the date of this Modification Agreement, register the Company Common Stock underlying such Warrants by a Post-Effective Amendment to Registration Statement No._______________ pursuant to Rule 462 under the Securities Act.

             (ix) Investor hereby waives compliance by the Company with the provisions of Sections 7.2 (i) and (k) of the Agreement.

        2. The Company agrees, by all necessary corporate action, to cause the Certificate of Designations for the Series D and Series E Convertible Preferred Stock to be amended as set forth in the amended Certificates annexed hereto as Exhibit ____, and to file same promptly with the Secretary of State of the State of Nevada. The Investor, as the sole shareholder of the Series D and Series E Convertible

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Preferred Stock, consents to said amendment.

        3. The Company acknowledges that notwithstanding the provisions of that certain Securities Purchase Agreement by and between the Company and the Investor dated December 29, 1999, as amended and modified, Section 2(k) of the Securities Purchase Agreement shall not apply to short selling activity made pursuant to Puts or in reasonable anticipation of Puts given, or to be given, under the Private Equity Credit Agreement.

        4. Except as specifically set forth herein, nothing contained herein shall in any way be deemed to effect or modify the representations, warranties, rights and obligations of the respective parties as set forth in the Transaction Documents.

        5. As hereby modified and amended, the Transaction Documents remain in full force and effect.

        6. The Company undertakes, within ten (10) Business Days, to file any necessary amendment to the Registration Statement currently filed with the Securities and Exchange Commission in respect of the resale of the Shares.

        WHEREFORE, the parties have executed this agreement as of the date first above written.

                                      ESAT, INC.

                                      By:
                                         --------------------------------------

                                      Name:
                                           ------------------------------------

                                      Title:
                                            -----------------------------------


                                      WENTWORTH LLC


                                      By:
                                         --------------------------------------

                                      Name:
                                           ------------------------------------

                                      Title:
                                            -----------------------------------